COREL CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of US$)

	May 31,	November 30,
	2000	1999
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$ 9,864	$ 18,021
Accounts receivable
Trade	21,745	54,770
Other	1,408	3,954
Inventory	9,920	13,567
Income taxes recoverable . . . . . . . . . . . . . . . . . . . .	-	5,135
Deferred income taxes . . . . . . . . . . . . . . . . . . . . .	1,870	1,642
Prepaid expenses	2,564	2,042
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . .	47,371	99,131

Investments	3,092	2,873

Capital assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	55,754	49,697

Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 106,217	$ 151,701
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ 43,793	$ 50,284
Current portion of long term debt	7,758	10,594
Income taxes payable . . . . . . . . . . . . . . . . . . . . . .	996	-
Deferred revenue	15,492	18,472
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . .	68,039	79,350

Long term portion of Novell obligations. . . . . .	6,916	7,985

Shareholders' equity
Share capital	225,068	222,155
Contributed surplus	1,099	1,099
Deficit	(194,905)	(158,888)
Total shareholders' equity . . . . . . . . . . . . . . . . . . . . .	31,262	64,366
Total liabilities and shareholders' equity . . . . . . . . . .	$ 106,217	$ 151,701

COREL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND DEFICIT

(in thousands of US$, except per share data)

(unaudited)

	Three months ended		Six months ended
	May 31,	May 31,	May 31,	May 31,
	2000	1999	2000	1999
Sales	$ 36,639	$ 70,501	$ 80,780	$ 110,807
Cost of sales	11,292	14,092	26,281	25,652
Gross profit	25,347	56,409	54,499	85,155
Expenses
Advertising	9,948	11,946	22,674	20,717
Selling, general and administrative	23,915	21,618	45,819	40,557
Research and development	12,306	12,395	23,753	25,855
Depreciation and amortization	2,004	1,043	3,737	2,673
Loss (gain) on foreign exchange	475	(303)	469	(54)
	48,648	46,699	96,452	89,748
Income (loss) from operations	(23,301)	9,710	(41,953)	(4,593)
Gain on investment	1,204	-	10,144	-
Interest expense (income)	(46)	192	(63)	329
Income (loss) before income taxes	(22,051)	9,518	(31,746)	(4,922)
Income tax expense (recovery)	(496)	339	(2,938)	538
Share of loss in equity investment . . . . . . . . . . . . . . . . .	(1,071)	-	(1,335)	-
Net Income (loss)	$(23,618)	$ 9,179	$(36,019)	$ (5,460)

Deficit beginning of period . . . . . . . . . . . . . . . . . . . . . . .	(171,288)	(190,243)	(158,888)	(175,604)
Deficit end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(194,906)	(181,064)	(194,906)	(181,064)

Earnings (loss) per share:
Net loss
Basic	$ (0.36)	$ 0.15	$ (0.55)	$ (0.09)
Fully diluted	$ (0.36)	$ 0.14	$ (0.55)	$ (0.09)
Average number of Common Shares outstanding (000s)
Basic	65,810	61,560	65,832	60,860
Fully diluted	65,810	69,193	65,832	60,860

COREL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS(in thousands of US$)

(unaudited)

	Six months ended
	May 31,	May 31,
	2000	1999
Cash flows from operating activities:
Net income (loss)	$ (36,019)	(5,460)
Items which do not involve cash or cash equivalents:
Depreciation and amortization	10,272	8,648
Deferred income taxes	(228)	648
Equity loss in investments . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,444	-
Gain on investment . . . . . . . . . . . . . . . . . . . . . . . . . . .	(10,144)	-
Change in non-cash working capital	26,356	2,808
Cash flows from (used in) operating activities	$ (8,319)	$ 6,805
Cash flows from financing activities:
Issue of share capital	2,912	10,213
Reduction of Novell Obligations	(3,905)	(4,530)
Cash flows from (used in) financing activities . . . . . . . . . . . . . . . . .	(993)	5,683

Cash flows from investing activities:
Purchase of investments	(1,663)	(3,351)
Net change in capital assets	(7,326)	(17,241)
Proceeds on disposal of investment . . . . . . . . . . . . . . . . . . . . . . .	10,144	-
Proceeds on disposal of assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .	-	63
Cash flows used in investing activities	1,155	(20,529)
Net increase (decrease) in cash and cash equivalents	(8,157)	(8,041)
Cash and cash equivalents at beginning of period	18,021	24,506
Cash and cash equivalents at end of period	$ 9,864	$ 16,465

COREL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited interim consolidated financial statements of Corel Corporation (the "Company") have been prepared by the Company in accordance with accounting principles generally accepted in Canada. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Corel Corporation Limited, Corel International Corporation, Corel, Inc. and its wholly-owned subsidiary, Corel Corporation (U.S.A.).

In the opinion of Management, these unaudited interim consolidated financial statements reflect all adjustments, which are of a normal and recurring nature, necessary to state fairly the results for the periods presented.

These financial statements should be read in conjunction with the Company's audited financial statements as of November 30, 1998 and 1999 and for each of the three years in the period ended November 30, 1999 including notes thereto, included in the Company's Annual Report for the year ended November 30, 1999. The consolidated results of operations for the second fiscal quarter are not necessarily indicative of the results to be expected for any future period. The Company adopted SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions", in Q1 fiscal 2000. This has not had a material impact on the Company's financial results.

These financial statements have been prepared using generally accepted accounting principles that are applicable to a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the normal course of business. As such, the financial statements do not reflect adjustments in the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used, that would be necessary if the going concern assumption were not appropriate, and such adjustments could be material.

Based on the prospects for revenue and the cost structure currently in place at Corel, Corel expects that results for the next quarter will be similar to those experienced in the second quarter of fiscal 2000 and accordingly, management believes that the Company needs to secure additional equity or debt financing immediately and to effect a significant cost reduction plan in the near term. The Company is currently pursuing the public offering as described in note 3, the contemplated proceeds of which management believes are necessary for the Company to continue to meet its liabilities and other commitments as they become due. If such proposed issuance of common shares and common share purchase warrants does not occur, other sources of financing are not secured, the contemplated cost reduction plan is not completed and successfully implemented in the near term and /or Corel's operating results do not improve, the Company's ability to continue would be in substantial doubt and the going concern assumption detailed in the preceding paragraph may not be appropriate.

2. Segmented information

The Company has only one global operating segment as detailed in the consolidated financial statements included herein.

The company sells its products worldwide from three geographic regions. A summary of sales by product, channel, region and by major customer from consolidated operations is as follows:

Three Months Ended Six Months Ended
	May 31, 2000	May 31, 1999	May 31, 2000	May 31, 1999
By product
Professional & Consumer Graphics software . . .	$ 17,227	$ 26,718	$ 36,619	$ 41,809
Productivity software . . . . . . . . . . . . . . . . . . . . .	16,788	43,762	39,247	68,623
Linux operating system and applications. . . . . . . . . . .	2,626	-	4,916	-
Video Communications	(2)	21	(2)	375
Total sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 36,639	$ 70,501	$ 80,780	$ 110,807

By sales channel
Retail packaged products	$ 18,877	$ 43,874	$ 41,794	$ 61,089
OEM licenses	4,502	7,251	8,855	13,371
Corporate licenses	13,260	19,376	30,131	36,347
Total sales	$ 36,639	$ 70,501	$ 80,780	$ 110,807

By region
North America	$ 22,359	$ 47,346	$ 46,089	$ 72,075
Europe	8,149	17,685	22,940	31,247
Other international	6,131	5,470	11,751	7,485
Total sales	$ 36,639	$ 70,501	$ 80,780	$ 110,807

By major customer
Navarre Corporation	$ 4,833	$ 574	$ 7,983	$ 640
Ingram Micro	542	22,123	974	28,628
Merisel	0	8,953	527	11,781
	$ 5,375	$ 31,650	$ 9,484	$ 41,049

3. Subsequent Event - Prospectus Filing

On May 29, 2000, the Company filed a preliminary short form prospectus with the securities commissions of Ontario, Alberta and British Columbia for a public offering of 7,299,270 common shares and 3,649,635 common share purchase warrants for gross proceeds of Cdn. $30 million. The common share purchase warrants are exercisable at a price of Cdn. $4.56 for a period of 12 months from their date of issue.

The Company intends to file a final short form prospectus relating to the sale and issue of the common shares and the common share purchase warrants upon completion by the securities commissions of the review of the materials filed by the Company with the securities commissions.